Form N-SAR, Sub-Item 77D

Policies with respect to security investments

Nuveen Short Duration Credit Opportunities Fund

811-22518

The Board of the above referenced fund approved an investment policy change from investing up to 20% of managed assets in CCC+ and lower rated credit to up to 30%.

A description of the current policy can be found in the prospectus filed with the SEC filing on November 22, 2013, under Conformed Submission Type
DEF 486BPOS, accession number 0001193125-13-451462, and such prospectus is hereby incorporated by reference.